Exhibit 10.42

NUTRALIFE
BIOSCIENCES

Nutritional, Wellness & CBD Products
Development, Manufacturing & Distribution

6601 Lyons Road, L-6
Coconut Creek, FL 33073
Company Website: www.nutralifebiosciences.com
Telephone: 1-888-509-8901 OTC Markets OTCQB: NLBS

October 14th, 2019

CONFIDENTIAL
Convertible Promissory Note
Attn: Dennis Poland
Address: 503 W Columbia Dr. Kennewick, WA 99336

Re: $50,000.00 Promissory Note

FOR VALUE RECEIVED, the undersigned, (the "Maker"), hereby promises to pay to the order of Dennis Poland ("Payee"), the principal sum of $50,000 pursuant to the terms and conditions set forth herein.

PAYMENT OF PRINCIPAL The principal amount of this Promissory Note (the "Note shall be due and payable in one (1) lump sum payment on November 30th 2019.

1. **INTEREST.** 10% for the term.

2. **WARRANTS.** Payee shall receive 500,000 warrants exercisable at ten cents ($0.10) 1-year expiration. Warrants may be extended for an additional year if the underlying stock price at time of expiration is at or below the exercise price of ten cents ($0.10).

3. **CONVERSION RIGHTS.**

At the election of Payee, at any time prior to the Maturity Date, Payee shall have the right, to convert all of the then outstanding principal amount and any and all accrued and unpaid interest on this Note into the Maker's Common Stock at a price of ten cents ($0.10 USD) per share.

Payee shall exercise its conversion rights by providing written notice of conversion (the "Conversion Notice") duly executed and given by Payee to Maker's Common Stock in accordance with the procedures set forth herein. In order to convert the outstanding principal and interest into shares of Maker's stock, Payee shall send the Conversion Notice which shall state therein nature and amount to be converted and the name or names in which the certificate or certificates for shares of Maker's stock are to be issued. Payee's right to convert this note into Maker's Common Stock will expire on the Maturity Date. In the event that Payee is converting the then outstanding principal amount and any and all accrued and unpaid interest of this Note, Payee shall surrender this Note upon issuance of the certificate(s) representing such shares in Maker. Maker shall issue and deliver to Payee, or to the nominee or nominees of Payee, a certificate or certificates for the number of shares of Maker's stock to which Payee shall be entitled as aforesaid. Such conversion shall be deemed to have been made on the close of business on the date of the Conversion Notice.

4. PREPAYMENT. The Maker shall have the right at any time and from time to time to prepay this Note in whole or in part without premium or penalty.

5. REMEDIES. No delay or omission on part of the holder of this Note in exercising any right hereunder shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The rights and remedies of the Payee shall be cumulative and may be pursued singly, successively, or together, in the sole discretion of the Payee.

6. SUBORDINATION. The Maker's obligations under this Promissory Note are subordinated to all indebtedness, if any, of Maker, to any unrelated third party lender to the extent such indebtedness is outstanding on the date of this Note and such subordination is required under the loan documents providing for such indebtedness.

7. WAIVERS BY MAKER. All parties to this Note including Maker and any sureties, endorsers, and guarantors hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

8. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of Florida.

9. SUCCESSORS. All of the foregoing is the promise of Maker and shall bind Maker and Maker's successors, heirs and assigns; provided, however, that Maker may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the holder of this Note.

IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the day and year first above written.

NutraLife Biosciences, Inc. (Borrower)

By: Edgar Ward

Edgar Ward, Chief Executive Officer

10/15/2019
Credit
WIRE REF# 20191015-00016289 INCOMING WIRE TRANSF SYS
$50,000.00

AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT (this "Amendment") is made and entered into as of the date set forth on the signature page hereto, by and between NutraLife Biosciences, Inc., a company formed under the laws of Florida (the "Company"), and Dennis Poland (the "Payee" and, together with the Company, the "Parties," and each, a "Party"). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Original Note (as defined herein), as applicable.

WHEREAS, On October 14, 2019, Payee and Company entered into that certain Convertible Promissory Note (the "Original Note") in the original principal amount (the "Principal Amount") of fifty thousand dollars (US $50,000).

WHEREAS, in connection with this Amendment to the Original Note, the Payee and the Company desire to amend the Original Note, and the terms thereof, on the date hereof (as so amended, the "Note"), and

NOW, THEREFORE, IN CONSIDERATION OF the Parties agreeing to amend their obligations in the Original Note, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to keep, perform, and fulfill the promises, conditions and agreements as set forth herein.

1. AMENDMENTS TO THE ORIGINAL NOTE.

The Original Note is hereby amended as follows:

The second paragraph of the Original Note is hereby deleted in its entirety and replaced in its entirety with the following:

> PAYMENT OF PRINCIPAL The principal amount of this Promissory Note (the "Note") shall be due and payable in one (1) lump sum payment on January 30, 2020 (the "Maturity Date").

2. MISCELLANEOUS

SECTION 2.1 NO OTHER AMENDMENT.

Except for the matters set forth in this Amendment, all other terms of the Original Note shall remain unchanged and in full force and effect.

SECTION 2.2 GOVERNING LAW.

This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without giving effect to its conflicts of laws principles. In the event of a conflict between the terms of this Amendment and the Original Note, the terms of this Amendment shall control without limitation.

SECTION 2.3 COUNTERPARTS.

This Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

SECTION 2.4 HEADINGS.

Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of December 31st, 2019.

NutraLife Biosciences, Inc.

By: Edgar Ward
Name: Edgar Ward
Title: Chief Executive Officer

Dennis Poland

By: ____________________